Exhibit 4.1

股权转让协议

Share Transfer Agreement

本股权转让协议（下称“本协议”）由下列双方于2020年8月13日在北京市签订：

This Share Transfer Agreement (hereinafter referred to as the “Agreement”) was signed by the following parties in Beijing on August 13, 2020

甲方：联络互通医疗穿戴设备技术（北京）有限公司（转让方）

住所：北京市昌平区科技园区白浮泉路10号2号楼北控科技大厦6层611、612、618、619室

法定代表人：陈平

Party A: Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd. (Transferor)

Address: Room 611, 612, 618, 619, 6th floor, Beikong Science and Technology Building, Building 2, No. 10 Baifuquan Road, Changping District, Beijing

Legal representative: Chen Ping

乙方：中矿联合投资集团有限公司（受让方）

住所：北京市朝阳区东方东路19号5号楼D01-0-0802E

法定代表人：郑智

Party B: China Mine United Investment Group Co., Ltd. (transferee)

Address: D01-0-0802E, Building 5, No. 19 Dongfang East Road, Chaoyang District, Beijing Legal representative: Zheng Zhi

鉴于：

WHEREAS

（1）北京德海尔医疗技术有限公司（统一社会信用代码： 91110114754153265F，以下简称“目标公司”）为一家依据中华人民共和国法律于2003年9月24日成立并合法存续的有限责任公司，注册地址为北京市昌平区科技园区振兴路28号绿创环保综合楼配楼2层，注册资本人民币3000万元，且已完成实缴。

(1) Beijing Dehaier Medical Technology Co., Ltd. (Unified Social Credit Code: 91110114754153265F, hereinafter referred to as the “target company”) is a limited liability company established on September 24, 2003 and legally existing in accordance with the laws of the People’s Republic of China. Registered office at the second floor of the Luchuang Environmental Protection Comprehensive Building, No. 28 Zhenxing Road, Science and Technology Park, Changping District, Beijing. The registered capital is RMB 30 million, and the payment has been completed.

（2）甲方为目标公司现股东，截止本协议签署之日，甲方持有目标公司100%股权。

(2) Party A is the current shareholder of the target company. As of the date of this agreement, Party A holds 100% of the share of the target company.

（3）现甲方同意依据本协议约定，将持有目标公司100%的股权转让给乙方，乙方同意受让该等股权。

(3) Now, Party A agrees to transfer 100% of the share of the target company to Party B in accordance with the agreement, and Party B agrees to accept these shares

第一条 股权转让、对价以及支付

Article 1 Share transfer, consideration and payment

甲方向乙方转让其所持有目标公司100%的股权（以下简称“目标股权”），转让价格为人民币0元。转让后目标公司股权结构如下：

Party A transfers 100% of its target company’s share (hereinafter referred to as “target share”) to Party B at a transfer price of RMB 0. The shareholding structure of the target company after the transfer is as follows:

股东名称 Name of shareholder	持股比例Shareholding ratio	对应注册资本（元）Registered capital(yuan)
中矿联合投资集团有限公司 China Mine United Investment Group Co., Ltd.	100%	30000000.00

第二条 权益与责任的分担

Article 2 Rights and responsibilities

2.1 乙方自本次目标公司股权工商登记至其名下之日起，享有目标股权对应的股东权利，承担目标股权对应的股东义务。

2.1 Party B shall have the rights of shareholders corresponding to the target share and bear the obligations of shareholders corresponding to the target share since the date of the registration of the target company to its name completed.

第三条 双方的声明、保证与承诺

Article 3 Representations and warranties

3.1 甲方作为转让方保证其合法拥有、有权处置及转让目标股权。

Party A as the transferor guarantees its legal ownership, right to transfer the target share.

3.2 截止本协议签署之日，甲方对目标公司的出资已足额到位。

As of the date of this Agreement, Party A’s capital contribution to the target company has been fully paid.

3.3 甲方、乙方双方保证具有完全、独立的法律地位及法律能力签署、交付并履行本协议，可以独立的作为一方诉讼主体。

Party A and Party B guarantee that they have complete and independent legal status and legal capacity to sign, deliver and execute this agreement, and they can independently be the subject of litigation of one party.

3.4乙方保证其是具有完全民事行为能力的有限公司，依法有权签署本协议及从事本协议所述的各项交易。

Party B guarantees that it is a liability limited company with full capacity for civil conduct and has the right to sign this Agreement and engage in various transactions described in this Agreement according to law.

3.5乙方保证其拥有全部合法权利、权力和授权签订本协议并履行其在本协议项下的义务。

Party B guarantees that it has all legal rights, powers and authorizations to sign this Agreement and perform its obligations under this agreement.

第四条 工商变更登记

Article 4 Registration of Change

双方确认本协议签署后30个工作日内，完成工商变更登记手续，双方应共同配合、提供办理目标公司工商登记所需的各项文件。

Both parties confirmed that after the signing of this agreement, the business registration change shall be completed within 30 working days. The two parties shall cooperate and provide all documents required for the business registration of the target company.

第五条 保密与披露

Article 5 Confidentiality and disclosure

双方一致承诺严格对本协议的内容进行保密，未经对方事先书面同意，不得向任何第三方交流或披露本协议有关的一切事项，但向其律师、会计师或顾问进行的披露（但其应同时责成相关律师、会计师或顾问也遵守本条规定的保密义务），或法律、法规或者监管机关要求披露的除外。

Both parties agree to keep the contents of this agreement confidential, and shall not communicate or disclose all matters related to this agreement to any third party without the other party ’s prior written consent, but the disclosure to their lawyers, accountants or consultants (but they shall also instruct relevant lawyers, accountants, or consultants also abide by the confidentiality obligations specified in this article), except where disclosure is required by laws, regulations or regulatory authorities.

第六条 违约责任

Article 6 Liability for breach

本协议生效后，双方应全面、适当的履行本协议，任何一方不履行或不完全履行本协议约定条款的，或在本协议中作出错误或有遗漏或误导性的承诺和保证、或违反本协议中的任何承诺和保证的，即构成违约。违约方应赔偿非违约方因此遭受的全部损失。

After this agreement executed, both parties shall perform this agreement in a comprehensive and appropriate manner. If either party fails to or fully implement the terms of this agreement or makes wrong or omissions or misleading commitments and guarantees in this agreement or violates any commitments and guarantees in this Agreement, it shall constitute a breach of contract. The defaulting party shall compensate for all losses suffered by the non-defaulting party.

第七条 修改及解除

Article 7 Amendment and Termination

7.1 本协议的任何修改、变更应当经双方协商一致，并就修改、变更事项共同签署书面协议后方可生效。

Any amendments or changes to this agreement shall be effective only after the two parties have reached consensus and jointly signed a written agreement on the amendments and changes.

7.2 如遇下列任意一种情形，本协议可以予以解除：

This agreement may be terminated in any of the following circumstances:

7.2.1 经本协议双方当事人协商一致解除的；

Terminated by consensus between the parties to this agreement.

7.2.2 因不可抗力，致本协议无法继续履行的；

Due to force majeure, this agreement cannot continue to perform.

7.2.3 因转让方违反协议约定，致使股权转让交易不能完成交割，则受让方有权以书面通知的方式终止本协议。

Because the transferor breaches the agreement and the share transfer transaction cannot be completed, the transferee has the right to terminate this agreement by written notice

第八条 适用法律及争议解决

Article 8 Applicable Law and Dispute Resolution

8.1 本协议的效力、解释及履行均适用中国法律。

The validity, interpretation and performance of this Agreement shall be governed by the laws of China.

8.2 双方因本协议发生的任何争议，均应首先用过友好协商解决，协商不一致的，任何一方均有权向本协议签订地人民法院提起诉讼。

Any disputes between the two parties due to this agreement shall first be resolved through friendly negotiation. If the negotiations cannot settle the dispute, either party shall have the right to sue in the people’s court where the agreement was signed.

第九条 其他

Article 9 Miscellaneous

9.1 本协议由双方签署后立即生效。

This Agreement will take effect immediately after being signed by both parties.

9.2 就本次股权转让发生的税负（如有），由转让方、受让方各自依法承担。

The tax burden (if any) incurred in this share transfer shall be borne by the transferor and transferee respectively.

9.3 就本协议未尽事宜，双方可另行签订补充协议予以明确。

Regarding matters not covered in this agreement, the two parties may sign a supplementary agreement.

9.4 除非事先获得对方的书面同意，任何一方不得将其于本协议下的权利或义务向第三方转让。

Except with the prior written consent of the other party, neither party may transfer its rights or obligations under this Agreement to a third party.

9.5 本协议一式三份，甲方、乙方各执一份，目标公司留存一份。

This agreement is in quadruplicate, Party A and Party B each hold one copy, and the target company hold one copy.

9.6 如为股权转让工商变更登记等要求，另行签署股权转让协议的（以下简称“工商备案协议”），双方一致确认并同意：该等工商备案协议仅为办理本次股权转让工商变更登记手续之用；若本协议和工商备案协议有不一致之处的，以本协议约定为准。

For change registration for share transfer purpose and other requirements, if a separate equity transfer agreement is signed (hereinafter referred to as the “industrial and commercial filing Agreement”), the two parties will unanimously confirm and agree that these industrial and commercial filing agreements are only for the purpose of handling change registration procedures ; If there is any inconsistency between this agreement and the industrial and commercial filing agreement, this Agreement shall prevail.

附件：

附件一：截至本协议签署之日目标公司资产负债表

附件二：截至本协议签署之日目标公司涉诉以及重大合同清单

Appendix I: Target company’s balance sheet as of the date hereof

Appendix 2: List of lawsuits and major contracts involved by the target company as of the date of signing of this agreement

（以下无正文，为签署页）

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（此页无正文，为《股权转让协议》签署页）

(Signature page followed)

转让方：联络互通医疗穿戴设备技术（北京）有限公司（盖章）

法定代表人（签字）：Chen Ping

Transferor: Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd. (Seal)

(Signature of Legal Representative): /s/ Chen Ping

受让方：中矿联合投资集团有限公司（盖章）

法定代表人（签字）：Zheng Zhi

Transferee: China Mine United Investment Group Co., Ltd (seal)

(Signature of Legal Representative): /s/ Zheng Zhi